Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (July 24, 2024)

Interpublic Announces Second Quarter and First Half 2024 Results

SECOND QUARTER
•Total revenue including billable expenses was $2.71 billion
•Revenue before billable expenses ("net revenue") was flat at $2.33 billion, with an organic increase of 1.7%
•Reported net income was $214.5 million
•Adjusted EBITA before restructuring charges was $338.9 million
•Margin of adjusted EBITA before restructuring charges was 14.6% on revenue before billable expenses
•Diluted earnings per share was $0.57 as reported and $0.61 as adjusted

Philippe Krakowsky, CEO of IPG:

“Second quarter performance was solid, with moderate acceleration in organic growth, as well as margin expansion compared to the same period last year. Consistent with our longer-term performance, IPG Mediabrands and IPG Health led the way in the quarter. We also saw notable contributions to growth from Deutsch LA, Golin and Acxiom. Creatively, our agencies continued to garner exceptional levels of recognition for the quality of their ideas and innovation, across all marketing disciplines.

“The most successful businesses in our portfolio continue to demonstrate specialized, high-value services that identify and reach audiences with greater precision and accountability, in turn leading to growth in our clients’ brands and businesses. Much of this work is powered by our industry-leading audience data and a technology stack that unifies the marketing funnel. This enables marketers to assess and understand the value of their investments, whether on technology platforms, in earned and paid media, or in other key sales and retail channels. We continue to focus on these growth areas of the business, as well as on integrating generative AI tools and technologies into our content and creative offerings.

“Given results in the year to date, trends within our client roster, and macro sentiment, we expect to achieve full-year organic growth of approximately 1% and, at that level of growth, continue to target adjusted EBITA margin of 16.6%. Additional areas for value creation include our strong balance sheet and liquidity, as well as our ongoing commitment to capital returns.”

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Summary

Revenue
•Second quarter 2024: Total revenue, which includes billable expenses, was $2.71 billion, compared $2.67 billion in the second quarter of 2023.
•Revenue before billable expenses ("net revenue") was $2.33 billion, a decrease of 0.1% from the second quarter of 2023.
•The organic increase of net revenue was 1.7% from the second quarter of 2023.
•First half 2024: Total revenue, which includes billable expenses, was $5.21 billion, compared $5.19 billion in the first half of 2023.
•Revenue before billable expenses ("net revenue") was $4.51 billion, an increase of 0.1% from the first half of 2023.
•The organic increase of net revenue was 1.5% from the first half of 2023.

Operating Results
•In the second quarter of 2024, operating income was $318.2 million compared to $310.7 million in 2023. Adjusted EBITA before restructuring charges was $338.9 million compared to $330.2 million for the same period in 2023. Second quarter 2024 margin of adjusted EBITA before restructuring charges was 14.6% on revenue before billable expenses.
•In the first half of 2024, operating income was $502.4 million compared to $499.0 million in 2023. Adjusted EBITA before restructuring charges was $544.4 million compared to $541.0 million for the same period in 2023. First half 2024 margin of adjusted EBITA before restructuring charges was 12.1% on revenue before billable expenses.
•Refer to reconciliations in the appendix within this press release for further detail.

Net Results
•In the second quarter of 2024, the income tax provision was $75.6 million on income before income taxes of $295.7 million.
•Second quarter 2024 net income available to IPG common stockholders was $214.5 million, resulting in earnings of $0.57 per basic and diluted share compared to earnings of $0.69 per basic share and $0.68 per diluted share for the same period in 2023. Adjusted earnings were $0.61 per diluted share compared to adjusted earnings per diluted share of $0.74 a year ago. In 2023, earnings per share, both as reported and adjusted, included a benefit of $0.17 per diluted share related to the settlement of U.S. Federal Income Tax Audits for the years 2017-2018. Second quarter 2024 adjusted earnings excludes after-tax amortization of acquired intangibles of $16.2 million, after-tax restructuring charges of $0.2 million and an after-tax gain of $1.5 million on the sales of businesses.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

•In the first half of 2024, the income tax provision was $122.9 million on income before income taxes of $456.3 million.
•First half 2024 net income available to IPG common stockholders was $324.9 million, resulting in earnings of $0.86 per basic and diluted share compared to earnings of $1.01 per basic and diluted share for the same period in 2023. Adjusted earnings were $0.96 per diluted share compared to adjusted earnings per diluted share of $1.11 a year ago. In 2023, earnings per share, both as reported and adjusted, included a benefit of $0.17 per diluted share related to the settlement of U.S. Federal Income Tax Audits for the years 2017-2018. First half 2024 adjusted earnings excludes after-tax amortization of acquired intangibles of $32.7 million, after-tax restructuring charges of $0.7 million and an after-tax loss of $6.4 million on the sales of businesses.
•Refer to reconciliations in the appendix within this press release for further detail.

Operating Results

Revenue
Revenue before billable expenses of $2.33 billion in the second quarter of 2024 decreased 0.1% compared with the same period in 2023. Compared to the second quarter of 2023, the effect of foreign currency translation was negative 0.6%, the impact of net dispositions was negative 1.2%, and the resulting organic increase of net revenue was 1.7%.

Revenue before billable expenses of $4.51 billion in the first half of 2024 increased 0.1% compared with the same period in 2023. Compared to the first half of 2023, the effect of foreign currency translation was negative 0.2%, the impact of net dispositions was negative 1.2%, and the resulting organic increase of net revenue was 1.5%.

Operating Expenses
In the second quarter of 2024, total operating expenses, excluding billable expenses, decreased 0.4%. In the first half of 2024, total operating expenses, excluding billable expenses, remained flat when compared to the first half of 2023.

In the second quarter of 2024, staff cost ratio, which is total salaries and related expenses as a percentage of revenue before billable expenses, decreased to 66.9% compared to 68.7% for the same period in 2023. Total salaries and related expenses in the second quarter of 2024 were $1.56 billion, a decrease of 2.6% from a year ago. The decrease was primarily driven by decreased base salaries, benefits and tax. In the first half of 2024, staff cost ratio decreased to 69.4% compared to 70.5% for the same period in 2023. Total salaries and related expenses in the first half of 2024 were $3.13 billion, a decrease of 1.4% from a year ago. The decrease was primarily driven by factors similar to those noted above for the second quarter of 2024, partially offset by increased severance expense.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

In the second quarter of 2024, office and other direct expenses as a percentage of revenue before billable expenses increased to 15.4% compared to 14.6% for the same period in 2023. Office and other direct expenses were $358.4 million in the second quarter of 2024, an increase of 5.3% from a year ago, primarily driven by increases in client service costs partially offset by decreases in occupancy expense. In the first half of 2024, office and other direct expenses as a percentage of revenue before billable expenses increased to 15.1% compared to 14.9% for the same period in 2023. Office and other direct expenses were $680.5 million in the first half of 2024, an increase of 1.4% from a year ago, primarily driven by factors similar to those noted above for the second quarter of 2024.

Selling, general and administrative ("SG&A") expenses were $27.6 million in the second quarter of 2024, compared to $13.9 million a year ago, primarily due to increases in technology & software expenses and base salaries, benefits and tax. SG&A expenses were $65.6 million in the first half of 2024, compared to $26.8 million a year ago, primarily due to factors similar to those noted above for the second quarter of 2024.

Depreciation and amortization expense decreased by 2.3% and 2.1% during the second quarter and the first half of 2024, respectively.

Non-Operating Results and Tax
Net interest expense decreased by $6.4 million to $21.3 million in the second quarter of 2024 from a year ago, primarily attributable to higher interest rates on net deposits. Net interest expense decreased by $7.9 million to $35.4 million in the first half of 2024 from a year ago, primarily due to factors similar to those noted above for the second quarter of 2024.

Other expense, net was $1.2 million in the second quarter of 2024, and primarily related to pension and postretirement costs partially offset by gains on sales of businesses and the classification of certain assets and liabilities as held for sale. Other expense, net was $10.7 million in the first half of 2024, which primarily related to losses on sales of businesses and the classification of certain assets and liabilities as held for sale, as well as pension and postretirement costs.

The income tax provision in the second quarter of 2024 was $75.6 million on income before income taxes of $295.7 million. This compares to an income tax provision of $10.6 million for the second quarter of 2023 on income before income taxes of $278.6 million, which included a benefit of $64.2 million related to the settlement of U.S. Federal Income Tax Audits for the years 2017-2018, which was primarily non-cash. The income tax provision in the first half of 2024 was $122.9 million on income before income taxes of $456.3 million. This compares to an income tax provision of $44.4 million for the first half of 2023 on income before income
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

taxes of $444.6 million, which included a benefit of $64.2 million related to the settlement of U.S. Federal Income Tax Audits for the years 2017-2018, which was primarily non-cash.

Balance Sheet
At June 30, 2024, cash and cash equivalents totaled $1.55 billion, compared to $2.39 billion at December 31, 2023 and $1.63 billion on June 30, 2023. Total debt was $2.94 billion at June 30, 2024, compared to $3.20 billion at December 31, 2023.

Share Repurchase Program
During the first half of 2024, the Company repurchased 4.1 million shares of its common stock at an aggregate cost of $130.1 million and an average price of $31.77 per share, including fees.

Common Stock Dividend
During the second quarter of 2024, the Company declared and paid a common stock cash dividend of $0.330 per share, for a total of $123.9 million.

For further information regarding the Company's financial results as well as certain non-GAAP measures including organic revenue before billable expenses change, adjusted EBITA, adjusted EBITA before restructuring charges and adjusted earnings per diluted share, and the reconciliations thereof, please refer to the appendix within this press release and our Investor Presentation filed on Form 8-K herewith and available on our website, www.interpublic.com.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

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About Interpublic
Interpublic (NYSE: IPG) (www.interpublic.com) is a values-based, data-fueled, and creatively-driven provider of marketing solutions. Home to some of the world’s best-known and most innovative communications specialists, IPG global brands include Acxiom, Craft, FCB, FutureBrand, Golin, Huge, Initiative, IPG Health, IPG Mediabrands, Jack Morton, KINESSO, MAGNA, McCann, Mediahub, Momentum, MRM, MullenLowe Global, Octagon, R/GA, UM, Weber Shandwick and more. IPG is an S&P 500 company with total revenue of $10.89 billion in 2023.

# # #

Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this report that are not historical facts, including statements regarding guidance, goals, intentions, and expectations as to future plans, trends, events, or future results of operations or financial position, constitute forward-looking statements. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results and outcomes to differ materially from those reflected in the forward-looking statements, and are subject to change based on a number of factors, including those outlined under item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

◦the effects of a challenging economy on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
◦our ability to attract new clients and retain existing clients;
◦our ability to retain and attract key employees;
◦risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in interest rates, inflation rates and currency exchange rates;
◦the economic or business impact of military or political conflict in key markets;
◦the impacts on our business of any pandemics, epidemics, disease outbreaks or other public health crises;
◦risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a challenging economy;
◦potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
◦developments from changes in the regulatory and legal environment for advertising and marketing services companies around the world, including laws and regulations related to data protection and consumer privacy; and
◦the impact on our operations of general or directed cybersecurity events.

Investors should carefully consider the foregoing factors and the other risks and uncertainties that may affect our business, including those outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other SEC filings. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any of them in light of new information, future events, or otherwise.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

APPENDIX

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS SECOND QUARTER REPORT 2024 AND 2023 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended June 30,
	2024	2023	Fav. (Unfav.) % Variance
Revenue:
Revenue before Billable Expenses	$2,327.1	$2,328.5	(0.1)%
Billable Expenses	382.9	338.0	13.3%
Total Revenue	2,710.0	2,666.5	1.6%

Operating Expenses:
Salaries and Related Expenses	1,557.6	1,598.6	2.6%
Office and Other Direct Expenses	358.4	340.5	(5.3)%
Billable Expenses	382.9	338.0	(13.3)%
Cost of Services	2,298.9	2,277.1	(1.0)%
Selling, General and Administrative Expenses	27.6	13.9	(98.6)%
Depreciation and Amortization	65.0	66.5	2.3%
Restructuring Charges	0.3	(1.7)	>(100)%
Total Operating Expenses	2,391.8	2,355.8	(1.5)%
Operating Income	318.2	310.7	2.4%

Expenses and Other Income:
Interest Expense	(57.9)	(55.8)
Interest Income	36.6	28.1
Other Expense, Net	(1.2)	(4.4)
Total (Expenses) and Other Income	(22.5)	(32.1)

Income Before Income Taxes	295.7	278.6
Provision for Income Taxes	75.6	10.6
Income of Consolidated Companies	220.1	268.0
Equity in Net (Loss) Income of Unconsolidated Affiliates	(0.5)	0.7
Net Income	219.6	268.7
Net Income Attributable to Non-controlling Interests	(5.1)	(3.2)
Net Income Available to IPG Common Stockholders	$214.5	$265.5

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.57	$0.69
Diluted	$0.57	$0.68

Weighted-Average Number of Common Shares Outstanding:
Basic	376.3	385.7
Diluted	378.7	387.7

Dividends Declared Per Common Share	$0.330	$0.310
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A1

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS SECOND QUARTER REPORT 2024 AND 2023 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Six Months Ended June 30,
	2024	2023	Fav. (Unfav.) % Variance
Revenue:
Revenue before Billable Expenses	$4,510.0	$4,505.4	0.1%
Billable Expenses	695.9	682.1	2.0%
Total Revenue	5,205.9	5,187.5	0.4%

Operating Expenses:
Salaries and Related Expenses	3,130.4	3,175.9	1.4%
Office and Other Direct Expenses	680.5	670.8	(1.4)%
Billable Expenses	695.9	682.1	(2.0)%
Cost of Services	4,506.8	4,528.8	0.5%
Selling, General and Administrative Expenses	65.6	26.8	>(100)%
Depreciation and Amortization	130.2	133.0	2.1%
Restructuring Charges	0.9	(0.1)	>(100)%
Total Operating Expenses	4,703.5	4,688.5	(0.3)%
Operating Income	502.4	499.0	0.7%

Expenses and Other Income:
Interest Expense	(120.7)	(105.5)
Interest Income	85.3	62.2
Other Expense, Net	(10.7)	(11.1)
Total (Expenses) and Other Income	(46.1)	(54.4)

Income Before Income Taxes	456.3	444.6
Provision for Income Taxes	122.9	44.4
Income of Consolidated Companies	333.4	400.2
Equity in Net (Loss) Income of Unconsolidated Affiliates	(0.2)	0.6
Net Income	333.2	400.8
Net Income Attributable to Non-controlling Interests	(8.3)	(9.3)
Net Income Available to IPG Common Stockholders	$324.9	$391.5

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.86	$1.01
Diluted	$0.86	$1.01

Weighted-Average Number of Common Shares Outstanding:
Basic	377.4	385.8
Diluted	379.7	387.6

Dividends Declared Per Common Share	$0.660	$0.620

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A2

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended June 30, 2024
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Gains on Sales of Businesses[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[2]	$318.2	$(20.4)	$(0.3)		$338.9

Total (Expenses) and Other Income[3]	(22.5)			$2.1	(24.6)
Income Before Income Taxes	295.7	(20.4)	(0.3)	2.1	314.3
Provision for Income Taxes	75.6	4.2	0.1	(0.6)	79.3
Equity in Net Loss of Unconsolidated Affiliates	(0.5)				(0.5)
Net Income Attributable to Non-controlling Interests	(5.1)				(5.1)
Net Income Available to IPG Common Stockholders	$214.5	$(16.2)	$(0.2)	$1.5	$229.4

Weighted-Average Number of Common Shares Outstanding - Basic	376.3				376.3
Dilutive effect of stock options and restricted shares	2.4				2.4
Weighted-Average Number of Common Shares Outstanding - Diluted	378.7				378.7

Earnings per Share Available to IPG Common Stockholders[4]:
Basic	$0.57	$(0.04)	$(0.00)	$0.00	$0.61
Diluted	$0.57	$(0.04)	$(0.00)	$0.00	$0.61

[1] Primarily relates to gains on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts are calculated on an unrounded basis but rounded for purposes of presentation.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A3

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Six Months Ended June 30, 2024
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[2]	$502.4	$(41.1)	$(0.9)		$544.4

Total (Expenses) and Other Income[3]	(46.1)			$(4.7)	(41.4)
Income Before Income Taxes	456.3	(41.1)	(0.9)	(4.7)	503.0
Provision for Income Taxes	122.9	8.4	0.2	(1.7)	129.8
Equity in Net Loss of Unconsolidated Affiliates	(0.2)				(0.2)
Net Income Attributable to Non-controlling Interests	(8.3)				(8.3)
Net Income Available to IPG Common Stockholders	$324.9	$(32.7)	$(0.7)	$(6.4)	$364.7

Weighted-Average Number of Common Shares Outstanding - Basic	377.4				377.4
Dilutive effect of stock options and restricted shares	2.3				2.3
Weighted-Average Number of Common Shares Outstanding - Diluted	379.7				379.7

Earnings per Share Available to IPG Common Stockholders[4]:
Basic	$0.86	$(0.09)	$(0.00)	$(0.02)	$0.97
Diluted	$0.86	$(0.09)	$(0.00)	$(0.02)	$0.96

[1] Primarily relates to losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts are calculated on an unrounded basis but rounded for purposes of presentation.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A4

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions) (UNAUDITED)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenue Before Billable Expenses	$2,327.1	$2,328.5	$4,510.0	$4,505.4

Non-GAAP Reconciliation:
Net Income Available to IPG Common Stockholders	$214.5	$265.5	$324.9	$391.5

Add Back:
Provision for Income Taxes	75.6	10.6	122.9	44.4
Subtract:
Total (Expenses) and Other Income	(22.5)	(32.1)	(46.1)	(54.4)
Equity in Net (Loss) Income of Unconsolidated Affiliates	(0.5)	0.7	(0.2)	0.6
Net Income Attributable to Non-controlling Interests	(5.1)	(3.2)	(8.3)	(9.3)
Operating Income	318.2	310.7	502.4	499.0

Add Back:
Amortization of Acquired Intangibles	20.4	21.2	41.1	42.1

Adjusted EBITA	$338.6	$331.9	$543.5	$541.1
Adjusted EBITA Margin on Revenue before Billable Expenses %	14.6%	14.3%	12.1%	12.0%

Restructuring Charges	0.3	(1.7)	0.9	(0.1)

Adjusted EBITA before Restructuring Charges	$338.9	$330.2	$544.4	$541.0
Adjusted EBITA before Restructuring Charges Margin on Revenue before Billable Expenses %	14.6%	14.2%	12.1%	12.0%

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A5

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended June 30, 2023
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[2]	$310.7	$(21.2)	$1.7		$330.2

Total (Expenses) and Other Income[3]	(32.1)			$(4.1)	(28.0)
Income Before Income Taxes	278.6	(21.2)	1.7	(4.1)	302.2
Provision for Income Taxes	10.6	4.2	(0.4)	0.1	14.5
Equity in Net Income of Unconsolidated Affiliates	0.7				0.7
Net Income Attributable to Non-controlling Interests	(3.2)				(3.2)
Net Income Available to IPG Common Stockholders	$265.5	$(17.0)	$1.3	$(4.0)	$285.2

Weighted-Average Number of Common Shares Outstanding - Basic	385.7				385.7
Dilutive effect of stock options and restricted shares	2.0				2.0
Weighted-Average Number of Common Shares Outstanding - Diluted	387.7				387.7

Earnings per Share Available to IPG Common Stockholders[4,5]:
Basic	$0.69	$(0.04)	$0.00	$(0.01)	$0.74
Diluted	$0.68	$(0.04)	$0.00	$(0.01)	$0.74

[1] Primarily relates to losses on complete dispositions of businesses and the classification of certain assets as held for sale, as well as a loss related to the sale of an equity investment.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts are calculated on an unrounded basis but rounded for purposes of presentation.
[5] Basic and diluted earnings per share, both As Reported and Adjusted Results (Non-GAAP), includes a positive impact of $0.17 related to the settlement of U.S. Federal Income Tax Audits for the years 2017-2018.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A6

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Six Months Ended June 30, 2023
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[2]	$499.0	$(42.1)	$0.1		$541.0

Total (Expenses) and Other Income[3]	(54.4)			$(8.3)	(46.1)
Income Before Income Taxes	444.6	(42.1)	0.1	(8.3)	494.9
Provision for Income Taxes	44.4	8.4	(0.1)	1.4	54.1
Equity in Net Income of Unconsolidated Affiliates	0.6				0.6
Net Income Attributable to Non-controlling Interests	(9.3)				(9.3)
Net Income Available to IPG Common Stockholders	$391.5	$(33.7)	$0.0	$(6.9)	$432.1

Weighted-Average Number of Common Shares Outstanding - Basic	385.8				385.8
Dilutive effect of stock options and restricted shares	1.8				1.8
Weighted-Average Number of Common Shares Outstanding - Diluted	387.6				387.6

Earnings per Share Available to IPG Common Stockholders[4,5]:
Basic	$1.01	$(0.09)	$0.00	$(0.02)	$1.12
Diluted	$1.01	$(0.09)	$0.00	$(0.02)	$1.11

[1] Primarily relates to losses on complete dispositions of businesses and the classification of certain assets as held for sale, as well as a loss related to the sale of an equity investment.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts are calculated on an unrounded basis but rounded for purposes of presentation.
[5] Basic and diluted earnings per share, both As Reported and Adjusted Results (Non-GAAP), includes a positive impact of $0.17 related to the settlement of U.S. Federal Income Tax Audits for the years 2017-2018.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

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